                               COAST RESORTS, INC.
                           4500 WEST TROPICANA AVENUE
                             LAS VEGAS, NEVADA 89103

                                 April 12, 1999




Dear  (Name of Stockholder):

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Coast Resorts, Inc., which will be held in the Second Floor Conference Room at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 12, 1999 at 10:00 a.m. (Pacific Daylight Time). We hope you will be able to attend the Annual Meeting in person and look forward to seeing you.

At the Annual Meeting, stockholders will be asked to elect three directors to the Board of Directors. Class III directors will be elected to serve until the 2002 Annual Meeting of Stockholders and until their successors have been elected and qualified. You are requested to give your prompt attention to this matter, which is more fully described in the accompanying proxy materials.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Thanks for taking the time to read this letter. Hope to see you at the meeting.

Sincerely,



Michael J. Gaughan
Chairman of the Board
and Chief Executive Officer

                               COAST RESORTS, INC.
                           4500 WEST TROPICANA AVENUE
                             LAS VEGAS, NEVADA 89103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 12, 1999

         The 1999 Annual Meeting of the Stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), will be held in the Second Floor Conference Room at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 12, 1999, commencing at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

                  1. To elect three Class III directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified; and

                  2. To consider and act upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

         Pursuant to the Bylaws of the Company, the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof is fixed as of the close of business on April 9, 1999. Accordingly, only stockholders of record as of the commencement of business on April 9, 1999 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

         Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their Proxy.

                                    By Order of the Board Directors


                                    /s/ J. TITO TIBERTI
                                    -------------------------------
                                    J. Tito Tiberti
                                    Secretary

Las Vegas, Nevada
April 12, 1999

                               COAST RESORTS, INC.
                           4500 WEST TROPICANA AVENUE
                             LAS VEGAS, NEVADA 89103

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1999


         This Proxy Statement is first being mailed on or about April 12, 1999 to stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), of record as of the close of business on April 9, 1999.

         The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 12, 1999, and at any adjournment(s) or postponement(s) thereof. Pursuant to the Bylaws of the Company, a Proxy must be filed with the Secretary of the Company at or before the Annual Meeting in order to be valid. It may be revoked at any time prior to its use by (1) providing a written revocation to the Secretary of the Company at its offices, (2) executing and delivering a later dated Proxy, or (3) attending the Annual Meeting and voting in person. Shares represented by an unrevoked Proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted for the election of the nominees named herein for election as directors, and in the discretion of the proxy holders with respect to any other matters properly presented to the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

                                  VOTING RIGHTS

         Only stockholders of record at the close of business on April 9, 1999 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 1,499,491.27 shares of the Company's common stock, $.01 par value (the "Common Stock"). The presence, either in person or by proxy, of persons entitled to vote 50% of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote in connection with each matter submitted for stockholder approval. Abstentions and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether approval of the stockholders has been obtained with respect to any such matter and thus will have the effect of a "No" vote in connection with each such matter submitted for stockholder approval.

                              ELECTION OF DIRECTORS

         Pursuant to the Articles of Incorporation and Bylaws of the Company, at the Annual Meeting stockholders will elect directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board has nominated the three current directors to stand for re-election at the Annual Meeting for the following terms: Messrs. Jerry Herbst,
J. Tito Tiberti and Franklin Toti, each of whom will be designated as Class III directors with a term ending at the 2002 Annual Meeting of Stockholders and until their successors have been elected and qualified. The enclosed Proxy, unless indicated to the contrary, will be voted for the Board's nominees.

         Under the Company's Bylaws, in order to be effective, nominations by a stockholder of a candidate for election as a director must be submitted to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice of nomination must set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice,
(ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required under the rules and regulations of the Securities and Exchange Commission ("SEC") in a proxy statement soliciting proxies for the election of such nominees. Such notice must also include a written consent to serve as a director, if elected, executed by each such nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following tables set forth the names and ages of the directors and executive officers of the Company, their respective positions and the expiration dates of their respective terms as of April 9, 1999.

                        DIRECTORS AND EXECUTIVE OFFICERS

                                                                              Term as a
                                                                              Director
     Name                  Age               Position(s) Held                 Expires
-----------------------------------------------------------------------------------------
                            NOMINEES FOR RE-ELECTION

Jerry Herbst               60       Director, Vice President, Treasurer         1999
                                    and Assistant Secretary

J. Tito Tiberti            53       Director, Vice President and Secretary      1999

Franklin Toti              60       Director and Vice President of Casino
                                    Operations                                  1999



                                 OTHER DIRECTORS


Michael J. Gaughan         56       Director, Chairman of the Board             2000
                                    and Chief Executive Officer

Harlan D. Braaten          48       Director, President and Chief               2000
                                    Operating Officer

Gage Parrish               45       Director, Vice President, Chief Financial   2000
                                    Officer and Assistant Secretary

F. Michael Corrigan        63       Director                                    2001

Charles Silverman          66       Director                                    2001

Joseph Blasco              55       Director                                    2001

      MICHAEL J. GAUGHAN. Mr. Gaughan has been a director of the Company since its formation in September 1995 and is the Chairman of the Board and Chief Executive Officer of the Company. His current term as a director expires in 2000. He is also a director and Chairman of the Board and Chief Executive Officer of Coast Hotels. Mr. Gaughan was a general partner of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996, the effective date of the reorganization in which the Barbary Coast Partnership and the Gold Coast Partnership consolidated with the Company and Coast Hotels (the "Reorganization"). Mr. Gaughan served as the managing general partner of the Gold Coast Partnership from its inception in December 1986 until the effective date of the Reorganization. Mr. Gaughan and Mr. Herbst were the sole stockholders of Gaughan-Herbst,

Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the Reorganization. Mr. Gaughan has been involved in the gaming industry since 1960 and has been licensed as a casino operator since 1967.

      HARLAN D. BRAATEN. Mr. Braaten joined the Company as the President, Chief Financial Officer and a director in October 1995, and was appointed Chief Operating Officer in February 1996. His current term as a director expires in 2000. Mr. Braaten is also the President and Chief Operating Officer of the Company's wholly-owned subsidiary, Coast Hotels and Casinos, Inc. Prior to joining the Company, Mr. Braaten was employed in various capacities, including the general manager and, most recently, senior vice president, treasurer and chief financial officer of Rio Hotel and Casino, Inc. in Las Vegas. From March 1989 to February 1991, Mr. Braaten was vice president, finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. Prior thereto, from November 1983 to March 1989, Mr. Braaten was property controller for Harrah's in Reno, Nevada. Mr. Braaten has over 20 years of experience in the Nevada gaming industry.

      JERRY HERBST. Mr. Herbst has been a director, Vice President, Treasurer and Assistant Secretary of the Company since its formation in September 1995. His current term as a director expires in 1999. Mr. Herbst has been the president of Terrible Herbst Oil Company, an owner and operator of gas stations and car washes, since 1959. Mr. Herbst and Mr. Gaughan were the sole stockholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the formation of the Company. Mr. Herbst has served as a member of the board of directors of Bank of America--Nevada since 1977, of Nevada Power Company since 1990 and of Edelbrook Corporation since 1994.

      J. TITO TIBERTI. Mr. Tiberti has been a director, Vice President and Secretary of the Company since its formation in September 1995. His current term as a director expires in 1999. He is also a director and Vice President and Secretary of Coast Hotels. Mr. Tiberti is the president, a director and a stockholder of, and together with his immediate family, controls Tiberti Construction, a construction company which served as the general contractor for the construction of The Orleans and is also serving as general contractor for the Suncoast. He has also served as managing general partner of The Tiberti Company, a real estate rental and development company, since 1971. The Tiberti Company is the lessor of the real property site for The Orleans. Mr. Tiberti has been involved in the gaming industry for 19 years and was a general partner of the Barbary Coast Partnership prior to the formation of the Company.

      GAGE PARRISH. Mr. Parrish was named Vice President, Finance, Assistant Secretary and a director of the Company and Coast Hotels in October 1995 and was promoted to Chief Financial Officer in February 1996. His current term as a director expires in 2000. Since 1986, he had been the Controller and Chief Financial Officer of the Gold Coast Partnership prior to the formation of the Company. From 1981 to 1986, Mr. Parrish served as Assistant Controller of the Barbary Coast Partnership. Mr. Parrish is a certified public accountant and has approximately 20 years of experience in the gaming industry.

      FRANKLIN TOTI. Mr. Toti has been a director of the Company and Coast Hotels since October 5, 1998. His current term expires in 1999. He has been Vice President of Casino Operations for the Company since January 1, 1996. Mr. Toti was a general partner and Casino Manager of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996, the effective date of the reorganization. Mr. Toti has 38 years of experience in the gaming industry.

      F. MICHAEL CORRIGAN. Mr. Corrigan was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. His current term as a director expires in 2001. Since July 1989, Mr. Corrigan has served as the chief executive officer of Corrigan Investments, Inc., which owns and manages real estate in Nevada and Arizona. In addition, Mr. Corrigan is the Chief

Executive Officer of Corstan, Inc., a mortgage banking company, and was previously the owner, President and Chief Operating Officer of Stanwell Mortgage, a Las Vegas mortgage company.

      CHARLES SILVERMAN. Mr. Silverman was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. His current term as a director expires in 2001. Mr. Silverman is the President and sole stockholder of Yates-Silverman, Inc., which specializes in developing theme-oriented interiors and exteriors and is a leading designer of hotels and casinos. Completed projects of Yates-Silverman, Inc. include New York-New York, Excalibur, Circus Circus, Luxor, the Trump Taj Mahal, Trump Castle and Atlantic City Showboat. Yates-Silverman, Inc. also served as the primary designer for The Orleans and is serving in the same capacity for the Suncoast. Mr. Silverman has served as the president of Yates-Silverman, Inc. since its inception in 1971.

      JOSEPH BLASCO. Mr. Blasco was elected as a director of the Company and Coast Hotels effective as of December 16, 1996. His current term as a director expires in 2001. Since 1984, Mr. Blasco has been a partner in the real estate development partnership which developed the Spanish Trail community in Las Vegas, a project which includes over 1,200 homes, a 27-hole golf course and a country club. Mr. Blasco is currently the managing General Partner of United Realty Investments, a real estate development and management company in Las Vegas. He is also general partner in two real estate development partnerships, Summer Trail LLC and Trop-Edmond Ltd.

         Directors of the Company who are also employees of the Company receive no compensation for service on the Company's Board of Directors or its committees. All other directors receive an annual director's fee of $24,000, payable quarterly in arrears. Directors may also be reimbursed for out-of-pocket expenses incurred in connection with attending Board of Director or committee meetings.

BOARD OF DIRECTORS AND COMMITTEES TO THE BOARD

         The Board of Directors held eight meetings during 1998. During 1998, each director attended at least 75% of the aggregate number of meetings of the Board and the respective Committees on which he served while a member thereof. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a Nominating Committee.

         The Audit Committee, which was established in March 1996, consists of Messrs. Corrigan and Blasco. The Audit Committee held one meeting during the year 1998. The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditor's examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

         The Compensation Committee, which was established in July 1996, consists of Messrs. Corrigan, Silverman and Blasco. The Compensation Committee held one meeting during the year 1997 and no meetings in 1998. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The functions performed by the Compensation Committee include oversight of executive compensation, review of the Company's overall compensation programs, and administration of certain of the Company's incentive compensation programs.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table sets forth all compensation earned by or paid by the two affiliated partnerships that operated the Gold Coast and the Barbary Coast prior to the reorganization and the

Company during 1996, 1997 and 1998 to each executive officer (the "Named Executive Officers") whose compensation exceeded $100,000 in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                           ANNUAL COMPENSATION

                                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR       SALARY          BONUS         COMPENSATION(1)
---------------------------                             ----      --------       --------        ---------------
Michael J. Gaughan....................................  1998      $300,000       $     --        $     5,000
Chairman of the Board and Chief                         1997       300,000             --              4,750
Executive Officer                                       1996       300,000        195,000              4,750

Harlan D. Braaten.....................................  1998       250,000        125,000              5,000
President and Chief Operating Officer (2)               1997       250,000        250,000(3)           4,750
                                                        1996       250,000        162,500                 --

Gage Parrish..........................................  1998       200,000             --              5,000
Vice President, Chief Financial Officer                 1997       200,000             --              4,750
and Assistant Secretary(4)                              1996       150,000         52,500              3,040

--------------
(1) The amounts reflect matching contributions paid to the Company's 401(k) Profit Sharing Plan and Trust.

(2) Mr. Braaten joined the Company in October 1995 as President and Chief Financial Officer of the Company and Coast Hotels. Mr. Braaten was appointed as Chief Operating Officer of the Company and Coast Hotels in February 1996.

(3) Pursuant to his previous employment agreement, Mr. Braaten received a bonus of $250,000 because the Company had not made a public offering of its common stock by December 31, 1997. Mr. Braaten entered into a new employment agreement effective as of January 1, 1999.

(4) Mr. Parrish served as Vice President, Finance and Controller of the Company and Coast Hotels from September 1995 to February 1996, when Mr. Parrish was named Chief Financial Officer of the Company and Coast Resorts.

EMPLOYMENT AGREEMENT

      Effective as of January 1, 1999, the Company entered into an employment agreement with Harlan Braaten, President and Chief Operating Officer. The agreement has a term of three years and provides for Mr. Braaten to receive a base salary of $250,000 for the first year and $300,000 for the second and third year. The agreement may be terminated upon 30 days notice by Mr. Braaten and at any time by the Company. In addition, in the event of a termination of Mr. Braaten's employment other than for failure to comply with Nevada gaming regulations, failure to perform his duties, medical incapacity or his arrest on a felony offense, Mr. Braaten will be entitled to receive a severance payment in the amount of $300,000 plus any pro rata bonus payment and unvested stock options to which he is entitled. Pursuant to the arrangement, the Company granted Mr. Braaten options to purchase 30,415 shares of Coast Resorts, Inc. for $100 per share. The option vested as to one-third of the shares on the grant date, January 1, 1999, and will vest with respect to half of the remaining shares, on each of the first and second anniversaries of the grant date.

BONUS PLANS

      In 1996, the Company established a bonus plan designed to reward executive officers and other key employees for their contributions to the Company's business objectives and operating results. Bonuses may be awarded in the discretion of the Board of Directors based upon achievement of financial targets established by the Board of Directors on an annual basis, and generally will be equal to a percentage of the recipient's base salary, depending on the target achieved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We maintain numerous racetrack dissemination contracts with Las Vegas Dissemination Company, Inc. ("LVD"). Michael J. Gaughan's son is the president and sole stockholder of LVD. LVD provides certain dissemination and pari-mutuel services to The Orleans, the Gold Coast and the Barbary Coast. LVD has been granted a license by the Nevada Gaming Authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services in the State of Nevada. Under these dissemination contracts, we pay to LVD an average of 3% of the wagers accepted for races held at the racetracks covered by the respective contracts. We also pay to LVD a monthly fee for race wire services. For the fiscal year ended December 31, 1998, we incurred expenses payable to LVD of approximately $3.1 million. The terms on which such services are provided are regulated by the Nevada Gaming Authorities.

      Tiberti Construction served as the general contractor for the original construction of the Gold Coast and for certain expansions thereof, and for the original construction of the Barbary Coast and all expansions thereof. Tiberti Construction was also the general contractor for the original construction of The Orleans, and the expansions in 1997, 1998 and 1999. J. Tito Tiberti owns approximately 6% of the outstanding common stock of the Company, and is a director, Vice President and Secretary of the Company and Coast Hotels. Mr. Tiberti is the president, a director and stockholder of, and together with his immediate family members, controls Tiberti Construction. For the year ended December 31, 1998, we incurred expenses payable to Tiberti Construction of approximately $3.7, million.

      We have entered into a ground lease with The Tiberti Company, a Nevada general partnership, with respect to the real property on which The Orleans is located. Mr. Tiberti, a director and stockholder of the Company and a director of Coast Resorts, is the managing partner of The Tiberti Company. For the fiscal year ended December 31 1998, we paid rental expenses to The Tiberti Company of approximately $2.4 million.

      Michael J. Gaughan, Franklin Toti and Leo Lewis are the owners of LGT Advertising, which serves as our advertising agency. LGT Advertising purchases advertising for our casinos from third parties and passes any discounts directly through to us. LGT Advertising receives no compensation or profit for such activities, and invoices us for actual costs incurred. LGT Advertising uses our facilities and employees in rendering its services, but does not pay any compensation to us for such use. None of Messrs. Gaughan, Toti or Lewis receives any compensation from LGT Advertising. Advertising expenses amounted to approximately $6.0 million for the year ended December 31, 1998.

      We have purchased certain of our equipment and inventory for our respective operations from RJS Inc., a Nevada corporation that is owned by Michael J. Gaughan's father and Steven Delmont, our restaurant manager. RJS invoices us for actual costs incurred. For the fiscal year ended December 31, 1998, we incurred expenses payable to RJS of approximately $829,000.

      Michael J. Gaughan is the majority stockholder of Nevada Wallboards, Inc., a Nevada corporation ("Nevada Wallboards"), which prints wallboards and parlay cards for the use in our race and sports books. Mr. Gaughan receives no compensation from Nevada Wallboards. We expect to continue to purchase wallboards and parlay cards from Nevada Wallboards. For the fiscal year ended December 31, 1998, we incurred expenses payable to Nevada Wallboards of approximately $186,000.

      Charles Silverman, a director of the Company and Coast Hotels, is the president of Yates-Silverman, Inc., which served as the designer of The Orleans and is serving as the designer for the Suncoast. For the fiscal year ended December 31, 1998, we incurred expenses payable to Yates-Silverman of approximately $500,000.

      The Company expects to promote The Orleans by advertising The Orleans name on a NASCAR race car operated by Brendan Gaughan on the Winston West Circuit. The Company expects to spend approximately $300,000 in connection with this promotion. Brendan Gaughan is the son of Michael J. Gaughan.

      The foregoing transactions are believed to have been on terms no less favorable to us than could have been obtained from unaffiliated third parties and were approved by a majority of our disinterested directors. Any future transactions between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than may be obtained from unaffiliated third parties, and will be approved by a majority of our disinterested directors.





                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") require the Company's officers and directors, and persons who own more than ten percent of the issued and outstanding shares of the Company's equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Such persons are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

      Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, and any written representations provided to it, the Company believes that each of the officers, directors, and owners of more than 10% of the outstanding Common Stock of the Company are in compliance with Section 16(a) of the Securities Exchange Act of 1934 for the year 1998.

                         BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of April 9, 1999 (i) each person who, to the Company's knowledge, owns more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each other person named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group.

                                                       NUMBER OF
NAME(1)                                                 SHARES       PERCENTAGE
-------                                                 ------       ----------
Michael J. Gaughan                                     452,103.97       30.1%
Jerry Herbst                                           265,388.08       17.8%
Jimma Lee Beam                                         104,529.41        7.0%
Franklin Toti                                           99,776.47        6.7%
J. Tito Tiberti                                         95,151.47        6.4%
Harlan D. Braaten (2)                                   10,138.33          *
F. Michael Corrigan                                      5,263.24          *
Joseph Blasco                                              500             *
Charles Silverman                                          500             *
Gage Parrish                                               ---           ---

All directors and executive officers as a group        928,821.56       61.9%
(9 persons)

------------------------------------
* Less than one percent

(1) The address of Messrs. Gaughan and Toti is 4500 West Tropicana Avenue, Las Vegas, Nevada 89103. The address of Mr. Herbst is 5195 Las Vegas Boulevard South, Las Vegas, Nevada 89119. The address of Mr. Tiberti is 1806 South Industrial Road, Las Vegas, Nevada 89102. The address of Ms. Beam is 2409 Windjammer Way, Las Vegas, Nevada 89107. The address of Mr. Corrigan is 4100 West Flamingo Road, Las Vegas, Nevada 89103.

(2) Reflects shares that may be purchased upon exercise of a stock option. Pursuant to his employment agreement, Mr. Braaten was granted an option to purchase 30,415 shares of Coast Resorts, Inc. for $100 per share. One third of the options vested on the grant date (January 1, 1999), one third vest January 1, 2000 and the remaining third vest on January 1, 2001.





     There is no public market for the Company's common stock.



ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1998, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, without the exhibits thereto, was on April 12, 1999, mailed to stockholders of record at the close of business on April 9, 1999.

     The company will provide a copy of the Annual Report and of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to Gage Parrish, Vice President and Chief Financial Officer, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors was appointed in June 1996. For compensation decisions pertaining to 1998 and thereafter, the Compensation Committee has reviewed and will review and recommend compensation levels for executive officers of the Company and oversee and administer the Company's executive compensation programs. The Compensation Committee recommends, and the Board of Directors determines compensation levels for the executive officers of the Company. All members of the Compensation Committee are outside directors, who are not eligible to participate in any of the compensation programs that the Committee oversees.

     The Company's executive compensation plans are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short and long-term profitability, growth and return to stockholders. Compensation for the Company's executive officers generally consists of salary and an annual bonus. In some cases, stock options are also awarded.

     Executive officers also participate in a 401(k) plan, a medical plan and other benefit plans available to employees generally.

     Pay levels for executives generally are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally and at other competitive gaming companies.

     The determination of salary increases, annual bonus awards and long-term incentive awards is expected to be reviewed annually based on the performance of the Company. Also factored into these decisions will be each executive's individual performance and contribution to the Company's future positioning. Although the components of compensation (salary, annual bonuses and long-term incentive awards) will be reviewed separately, compensation decisions are based on a review of the total compensation level awarded compared to other executives with similar gaming companies. In establishing 1998 compensation for the named executive officers, the Board of Directors took into account the compensation paid to Messrs. Gaughan, Braaten and Parrish and the levels of compensation paid to executives in the gaming industry generally.

     For the year 1999 the Board determined that compensation levels for key executives would remain the same as that for 1998 with bonuses to be awarded at the end of the year based on achievement by the Company of targeted performance criteria.

                                                   By the Compensation Committee
                                                          Charles Silverman
                                                          F. Michael Corrigan
                                                          Joseph Blasco


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's 2000 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Company on or before December 14, 1999.

The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its 2000 proxy solicitation materials. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.

                             SOLICITATION OF PROXIES

     The cost of this solicitation shall be borne by the Company. Proxies may be solicited by mail, telephone, or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their name or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

                                 OTHER BUSINESS

     The Board does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment(s) or postponement(s) thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary. Pursuant to the Company's Bylaws, in order to present business at the Annual Meeting other than that proposed by the Board, a stockholder must give written notice to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) the reasons for conducting such business at the meeting,
(ii) the name and address, as they appear on the Company's books and records, of the stockholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

                                    By Order of the Board of Directors


                                    /s/ J. TITO TIBERTI
                                    ------------------------------
                                    J. Tito Tiberti
                                    Secretary

PROXY
                               COAST RESORTS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                     FOR THE
                       1999 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby constitutes and appoints Michael J. Gaughan, Harlan D. Braaten, and J. Tito Tiberti, and each or any of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $.01 par value, of Coast Resorts, Inc. (the Company), that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 12, 1999, and at any and all adjournments or postponements thereof (the "Meeting"), as herein specified (or, if no direction is given, FOR the nominees named below) and in such proxyholder's discretion upon any other matter that may properly come before the Meeting.

     A.  ELECTION OF DIRECTORS

         CLASS III (for election to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and have qualified): JERRRY HERBST, J. TITO TIBERTI, FRANKIN TOTI

_____    FOR all nominees listed above (except as marked to the contrary above):

         -or-

_____    WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THAT NOMINEE'S NAME IN THE LISTS ABOVE.

    B. IN THE DISCRETION OF THE PROXYHOLDERS with respect to any other matter which may properly come before the Meeting. The Board of Directors is not aware of any other matters that will be presented at the meeting.

         THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE.

IMPORTANT: Please sign your name or names exactly as they appear on this Proxy. When signing as attorney, executor or administrator, trustee or guardian, please give your full title as such. If shares are held jointly, EACH holder should sign.

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                                                   Signature


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                                                   Signature

                                    DATE:________________________________, 1999.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.